Exhibits 5.1(b), 8.1(b) and 23.1(b)


Thacher                                            Thacher Proffitt & Wood LLP
 Proffitt                                          Two World Financial Center
---------                                          New York, NY  10281
                                                   212.912.7400

                                                   Fax:  212.912.7751
                                                   www.tpw.com





                                       August 31, 2005



Financial Asset Securities Corp.            Greenwich Capital Acceptance, Inc.
600 Steamboat Road                          600 Steamboat Road
Greenwich, Connecticut 06830                Greenwich, Connecticut 06830

                  Financial Asset Securities Corp.
                  Greenwich Capital Acceptance, Inc.
                  Mortgage Backed/Asset-Backed Certificates and
                  Mortgage-Backed/Asset-Backed Notes
                  Registration Statement on Form S-3
                  ---------------------------------------------------

Ladies and Gentlemen:

          We are co-counsel to Financial Asset Securities Corp., a Delaware corporation, and Greenwich Capital Acceptance, Inc., a Delaware corporation (the "Registrants") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Backed/Asset-Backed Certificates (the "Certificates") and Mortgage-Backed/Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series, either (i) under pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the related Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee also to be identified in that prospectus supplement or (ii) under trust agreements (each such agreement, a "Trust Agreement"), between the related Registrant and a trustee to be identified in the prospectus supplement for such series of Certificates. The Notes are issuable in series under indentures (each such agreement, an "Indenture"; a Pooling and Servicing Agreement, a Trust Agreement or an Indenture, an "Agreement" ), between an issuer and an indenture trustee, to be identified in the prospectus supplement for such series of Notes. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. Capitalized terms used by not defined herein shall have the meanings assigned to them in the Registration Statement.

          In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including,


   New York        Washington      White Plains    Jersey City     Mexico City


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Financial Asset Securities Corp.                                        Page 2.
Greenwich Capital Acceptance, Inc.
January 7, 2005


where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

          In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.



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Financial Asset Securities Corp.                                        Page 3.
Greenwich Capital Acceptance, Inc.
January 7, 2005


          In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions thereof applicable to a real estate mortgage investment conduit ("REMIC"), and the laws of the State of New York. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

          The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

          Based on the foregoing, we are of the opinion that:


          1. When a Pooling and Servicing Agreement or a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement or Trust Agreement will be a legal and valid obligation of the related Registrant.


          2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.


          3. When a Pooling and Servicing Agreement or a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement or Trust Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement or Trust Agreement.


          4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Notes will be legally and validly issued and



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Financial Asset Securities Corp.                                        Page 4.
Greenwich Capital Acceptance, Inc.
January 7, 2005


               outstanding, fully paid and non-assessable, and the holders of such Notes will be entitled to the benefits of that Indenture.


          5. For federal income tax purposes, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Trust Fund (or each applicable portion thereof) will qualify as a one of more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions. This opinion confirms and adopts the opinion set forth in the Prospectuses and Prospectus Supplements which form a part of this Registration Statement.


          6. For federal income tax purposes, assuming compliance with all provisions of the related Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, (i) the Notes will be treated as indebtedness and (ii) the issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. This opinion confirms and adopts the opinion set forth in the Prospectuses and Prospectus Supplements which form a part of this Registration Statement.


          7. For federal income tax purposes, assuming compliance with all provisions of the related Pooling and Servicing Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. This opinion confirms and adopts the opinion set forth in the Prospectuses and Prospectus Supplements which form a part of this Registration Statement.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectuses included in the Registration Statement under the heading "Legal Matters" and in the prospectus supplement for any series of Securities in which our name appears under the heading "Legal Matters" and/or "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                  Very truly yours,

                                  THACHER PROFFITT & WOOD LLP